As filed with the Securities and Exchange Commission on April 16, 2007

Registration No. __________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________________

RESOURCES CONNECTION, INC.

(Exact Name of Registrant as Specified in Its Charter)

___________________

Delaware	33-0832424
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

695 Town Center Drive, Suite 600

Costa Mesa, California 92626

(Address, Including Zip Code, of Principal Executive Offices)

___________________

Resources Connection, Inc.

2004 Performance Incentive Plan

Resources Connection, Inc.

1999 Long-Term Incentive Plan

(Full Title of the Plan)

___________________

Stephen J. Giusto

Secretary

Resources Connection, Inc.

695 Town Center Drive, Suite 600

Costa Mesa, California 92626

(714) 430-6400

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

COPY TO:

David A. Krinsky, Esq.

O’Melveny & Myers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, California 92660

(949) 760-9600

___________________

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock, par value $0.01 per share, issuable under the Resources Connection, Inc. 2004 Performance Incentive Plan	1,500,000(1) shares	$31.59(2)	$47,385,000.00(2)	$1,454.72(2)
Common Stock, par value $0.01 per share, issuable under the Resources Connection, Inc. 1999 Long-Term Incentive Plan	2,342,377(1) shares	$31.59(2)	$73,995,689.43(2)	$2,271.67 (2)
TOTALS	3,842,377(1) shares	$31.59	$121,380,689.40	$3,726.39

(1) This Registration Statement covers, in addition to the number of shares of Resources, Connection, Inc., a Delaware corporation (the “Company” or the “Registrant”), Class A common stock, par value $0.01 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Resources Connection, Inc. 2004 Performance Incentive Plan (the “2004 Plan”) and the Resources Connection, Inc. 1999 Long-Term Incentive Plan (the “1999 Plan and, together with the 2004 Plan, the “Plans”) as a result of one or more adjustments under the Plans to prevent dilution resulting from one or more stock splits, stock dividends, or similar transactions.

(2) Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on April 9, 2007, as quoted on the Nasdaq Global Market.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plans and consists of only those items required by General Instruction E to Form S-8.

__________________________

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended May 31, 2006, filed with the Commission on August 9, 2006 (Commission File No. 0-32113);
(b)

The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended August 31, 2006, November 30, 2006 and February 28, 2007 filed with the Commission on October 5, 2006, January 4, 2007, and April 5, 2007, respectively (each, Commission File No. 0-32113);

(c)	The Company’s Current Reports on Form 8-K filed with the Commission on August 10, 2006, September 28, 2006, October 26, 2006 and December 14, 2006 (each, Commission File No. 0-32113);
(d)

The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on December 12, 2000 (Commission File No. 000-32113), which incorporates such description from the Company’s Registration Statement on Form S-1 filed with the Commission on September 1, 2000 (Commission File No. 333-45000), which description is also incorporated herein by reference, and any amendment or report filed for the purpose of updating such description;

(e)	The Company’s Registration Statement on Form S-8 relating to the 2004 Plan, filed with the Commission on August 16, 2005 (Commission File No. 333-127579); and
(f)	The Company’s Registration Statement on Form S-8 relating to the 1999 Plan, filed with the Commission on December 22, 2000 (Commission File No. 333-52730).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Kate W. Duchene, Esq. Ms. Duchene is the Chief Legal Officer, Executive Vice President of Human Relations and Assistant Secretary of the Company and is compensated by the Company as an employee. Ms. Duchene owns 94,291 shares of Common Stock and Company stock options to acquire up to 212,500 shares of Common Stock. Ms. Duchene is eligible to receive awards granted by the Company under the Plans.

Item 8.	Exhibits

See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on March 22, 2007.

By: /s/ DONALD B. MURRAY
Donald B. Murray Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Donald B. Murray, Stephen J. Giusto, and Kate W. Duchene, and each of them, acting individually and without the others, as his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ DONALD B. MURRAY Donald B. Murray	Chairman of the Board of Directors, Chief Executive Officer, President and Director (Principal Executive Officer)	March 22, 2007
/s/ STEPHEN J. GIUSTO Stephen J. Giusto	Chief Financial Officer, Executive Vice President of Corporate Development, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	March 22, 2007
/s/ NEIL DIMICK Neil Dimick	Director	March 29, 2007

/s/ KAREN M. FERGUSON Karen M. Ferguson	Executive Vice President and Director	March 26, 2007
/s/ ROBERT F. KISTINGER Robert F. Kistinger	Director	March 26, 2007
/s/ A. ROBERT PISANO A. Robert Pisano	Director	March 23, 2007
/s/ THOMAS D. CHRISTOPOUL Thomas D. Christopoul	Director	March 25, 2007
/s/ JOLENE SYKES SARKIS Jolene Sykes Sarkis	Director	March 29, 2007

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1

Resources Connection, Inc. 2004 Performance Incentive Plan. (Filed as Exhibit 10.20 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on January 4, 2007 (Commission File No. 000-32113) and incorporated herein by this reference.)

4.2

Resources Connection, Inc. 1999 Long-Term Incentive Plan. (Filed as Appendix A to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on September 6, 2001 (Commission File No. 000-32113) and incorporated herein by this reference.)

5.	Opinion of Counsel.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Counsel (included in Exhibit 5).
24.	Power of Attorney (included in this Registration Statement under “Signatures”).